                                                                  CANYON/FLEMING

                                                                  EXECUTION COPY

                     REGISTRATION AND PUT RIGHTS AGREEMENT


                        dated as of September 30, 1997


                                     among

                        WESTERN MICRO TECHNOLOGY, INC.
                            a Delaware corporation

                                      and

                     THE HOLDERS OF REGISTRABLE SECURITIES
                              REFERRED TO HEREIN

                     REGISTRATION AND PUT RIGHTS AGREEMENT


          Registration and Put Rights Agreement (this "Agreement") dated as of September 30, 1997, among Western Micro Technology, Inc., a Delaware corporation (the "Company") and Canpartners Investments IV, LLC, a California limited liability company, and Robert Fleming Inc., a Delaware corporation (collectively the "Holders"), the holders of securities of the Company.

                                   RECITALS
                                   --------

          WHEREAS, pursuant to that certain Note Purchase Agreement dated September 30, 1997, by and between the Company and the Holders (the "Note Purchase Agreement"), the Holders received the warrants exercisable to acquire 400,000 shares of common stock from the Company ("Warrants"); and

          WHEREAS, the parties hereto hereby desire to set forth the Holders' rights and the Company's obligations to cause the registration pursuant to the Securities Act of 1933 of the shares of common stock received or receivable upon the exercise of the Warrants;

          NOW, THEREFORE, in consideration of the agreement by the Holders to provide the benefits under the Note Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          Section 1.     Agreements and Representations of the Company.
                         ---------------------------------------------

                   1.1. The Company represents and warrants to the Holders that it has the requisite power and authority to execute, deliver and carry out this Agreement and has taken all necessary action to approve this Agreement and to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly and properly executed and delivered by the Company and constitutes the legally valid and binding obligation of the Company, enforceable against it in accordance with its terms.

          Section 2.     Definitions and Usage
                         ---------------------

                  As used in this Agreement:

                  2.1.   Definitions
                         -----------

                  Agent. "Agent" means the principal placement agent on an
                  -----
agented placement of Registrable Securities.

                  Commission. "Commission" shall mean the Securities and
                  ----------
Exchange Commission. Common Stock. "Common Stock" shall mean (i) the common stock, $0.01 par value, of the Company, and (ii) shares of capital stock of the Company issued by the Company in respect of or in exchange for shares of such common stock in connection with any stock dividend or distribution, stock split-up, recapitalization, recombination or exchange by the Company generally of shares of such common stock. Continuously Effective. "Continuously Effective," with respect to a specified registration statement, shall mean that it shall not cease to be effective and available for Transfers of Registrable Securities thereunder for longer than either (i) any ten (10) consecutive business days, or
(ii) an aggregate of fifteen (15) business days during any calendar year during the period specified in the relevant provision of this Agreement.

                  Common Stock. "Common Stock" shall mean (i) the common stock,
                  ------------
$0.01 par value, of the Company, and (ii) shares of capital stock of the Company issued by the Company in respect of or in exchange for shares of such common stock dividend or distribution, stock split-up, recapitalization recombination or exchange by the Company generally of shares of common stock.

                  Demand Registration. "Demand Registration" shall have the
                  -------------------
meaning set forth in Section 4.1.

                  Demanding Holders. "Demanding Holders" shall have the meaning
                  -----------------
set forth in Section 4.1.

                  Exchange Act. "Exchange Act" shall mean the Securities
                  ------------
Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

                  Holders. "Holders" shall mean Canpartners Investments IV, LLC,
                  -------
and Robert Fleming Inc., and Transferees of such Persons' Registrable Securities with respect to the rights that such Transferees shall have acquired in accordance with Section 9, at such times as such Persons shall have beneficial
                ---------
or record ownership of Registrable Securities.

                  Majority of the Holders. A "Majority of the Holders" means
                  -----------------------
those Holders holding at any time a majority of the Registrable Securities and Transferees of such Persons' Registrable Securities with respect to the rights that such Transferees shall have acquired in accordance with Section 9, at such times as such Persons shall have beneficial or record ownership of Registrable Securities.

                  Person. "Person" shall mean any individual, corporation,
                  ------
partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or other agency or political subdivision thereof.

                  Piggyback Registration. "Piggyback Registration" shall have
                  ----------------------
the meaning set forth in Section 3.

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                  Piggyback Shelf Registration. "Piggyback Shelf Registration"
                  ----------------------------
shall have the meaning set forth in Section 3.

                  Put Option. "Put Option" shall have the meaning set forth in
                  ----------
Section 11.

                  Register, Registered and Registration. "Register,"
                  -------------------------------------
"registered," and "registration" shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering by the Commission of effectiveness of such registration statement or document.

                  Registrable Securities. "Registrable Securities" shall mean,
                  ----------------------
subject to Section 9 and Section 12.2: (i) the Shares owned by Holders on the
           ---------     -------------
date hereof, and owned by a Holder on the date of determination, (ii) any shares of Common Stock or other securities issued or issuable upon the conversion or exercise of the Warrant or issued as a dividend or other distribution with respect to, or in exchange by the Company generally for, or in replacement by the Company generally of, such Shares; and (iii) any securities issued in exchange for Shares in any merger or reorganization of the Company; provided,
                                                                    --------
however, that Registrable Securities shall not include any Shares which have
-------
theretofore been registered and sold pursuant to the Securities Act or which have been sold to the public pursuant to Rule 144 or any similar rule promulgated by the Commission pursuant to the Securities Act, and, provided
                                                                   --------
further, the Company shall have no obligation under Sections 3 and 4 to register
--------                                            ----------------
any Registrable Securities of a Holder if the Company shall deliver to the Holders requesting such registration an opinion of counsel reasonably satisfactory to such Holders and its counsel to the effect that the proposed sale or disposition of all of the Registrable Securities for which registration was requested does not require registration under the Securities Act for any sales or dispositions of such shares within the period set forth in Rule 144(e), currently three (3) months. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the then-existing right to acquire such Registrable Securities (by conversion, subscription or otherwise), whether or not such acquisition has actually been effected.

                  Registrable Securities then outstanding. "Registrable
                  ---------------------------------------
Securities then outstanding" shall mean, with respect to a specified determination date, the Registrable Securities owned by all Holders on such date.

                  Registration Expenses. "Registration Expenses" shall have the
                  ---------------------
meaning set forth in Section 7.1.

                  Registration Rights Agreement means that certain Registration
                  -----------------------------
Rights Agreement entered into between certain parties in connection with the Units Purchase Agreement and the issuance of the Series A Preferred Stock, Common Stock Purchase Warrants, and the Placement Agent Warrants in connection therewith.

                  Securities Act. "Securities Act" shall mean the Securities Act
                  --------------
of 1933, as amended and the rules and regulations promulgated thereunder.

                  Selling Holders. "Selling Holders" shall mean, with respect to
                  ---------------
a specified registration pursuant to this Agreement, Holders whose Registrable Securities are included in such registration.

                  Series A Preferred Stock. The Series A Preferred Stock, par
                  ------------------------
value $0.01 per share, of the Company issued and sold as part of the Units Purchase Agreement.

                  Shares. "Shares" shall mean the shares of Common Stock
                  ------
acquired on exercise of a Warrant.

                  Shelf Registration. The Initial Shelf Registration or a
                  ------------------
Subsequent Shelf Registration pursuant to the Registration Rights Agreement.

                  Transfer. "Transfer" shall mean and include the act of selling, giving, transferring, creating a trust (voting or otherwise), assigning or otherwise disposing of (other than pledging, hypothecating or otherwise transferring as security) (and correlative words shall have correlative meanings); provided however, that any transfer or other disposition upon foreclosure or other exercise of remedies of a secured creditor after an event of default under or with respect to a pledge, hypothecation or other transfer as security shall constitute a "Transfer".

                  Underwriters' Representative. "Underwriters' Representative
                  ----------------------------
shall mean the managing underwriter, or, in the case of a co-managed underwriting, the managing underwriter designated as the Underwriters' Representative by the co-managers.

                  Units Purchase Agreement means the Units Purchase Agreement
                  ------------------------
dated as of September 19, 1997 by and between the Company and the Purchasers listed therein.

                  Violation. "Violation" shall have the meaning set forth in
                  ---------
Section 8.1
-----------

                  Warrant. "Warrant" means any of the Warrants issued pursuant
                  -------
to the Warrant Agreement dated as of September 30, 1997 by and between the Company and the Holders.

                 2.2.      Usage
                           -----

                 (i) References to a Person are also references to its assigns and successors in interest (by means of merger, consolidation or sale of all or substantially all the assets of such Person or otherwise, as the case may
be).

                 (ii) References to Registrable Securities "owned" by a Holder shall include Registrable Securities beneficially owned by such Person but which are held of record in the name of a nominee, trustee, custodian, or other agent, but shall exclude shares of Common Stock held by a Holder in a fiduciary capacity for customers of such Person.

                 (iii) References to a document are to it as amended, waived and otherwise modified from time to time and references to a statute or other governmental rule are to it as amended and otherwise modified from time to time (and references to any provision thereof shall include references to any successor provision).

                 (iv) References to Sections or to Schedules or Exhibits are to sections hereof or schedules or exhibits hereto, unless the context otherwise requires.

                 (v) The definitions set forth herein are equally applicable both to the singular and plural forms and the feminine, masculine and neuter forms of the terms defined.

                 (vi) The term "including" and correlative terms shall be deemed to be followed by "without limitation" whether or not followed by such words or words of like import.

                 (vii) The term "hereof" and similar terms refer to this Agreement as a whole.

                 (viii) The "date of" any notice or request given pursuant to this Agreement shall be determined in accordance with Section 15.


          Section 3.       Piggyback Registrations.

                 3.1. Company agrees that it shall include the Registrable Securities in the Initial Shelf Registration or Subsequent Shelf Registration it files pursuant to the terms of the Registration Rights Agreement (a "Piggyback Shelf Registration"). The Company agrees that it shall maintain the Shelf Registration Continuously Effective with respect to such Registrable Securities for so long as there are any Registrable Securities then outstanding, and that the provisions of Sections 5 through 10 hereof shall apply with respect to such Shelf Registration.

                 3.2. If all of the Registrable Securities are not included in a Shelf Registration that is Continuously Effective pursuant to Section 3.1 hereof, and if at any time the Company proposes to register (including for this purpose a registration effected by the Company for holders of the Company's securities other than the Holders) securities under the Securities Act in connection with the public offering solely for cash on Form S-1, S-2 or S-3 (or any replacement or successor forms), the Company shall promptly give each Holder of Registrable Securities written notice of such registration (a "Piggyback Registration"). Upon the written request of each Holder given within 20 days following the date of such notice, the Company shall cause to be included in such registration statement and use all reasonable efforts to be registered under the Securities Act all the Registrable Securities that each such Holder shall have requested to be registered. The Company shall have the absolute right to withdraw or cease to prepare or file any registration statement for any offering referred to in this
Section 3 without any obligation or liability to any Holder.
---------
                   3.3. Each Holder shall be entitled to have its Registrable Securities included in an unlimited number of Piggyback Registrations pursuant to this Section 3.
        ---------

            Section 4.    Demand Registration.
                          -------------------
                   4.1.

                   (i) If all of the Registrable Securities are not included in a Shelf Registration that is Continuously Effective pursuant to Section 3.1 hereof within one hundred twenty (120) days from the date hereof, or if at any time thereafter all of the Holders' Registrable Securities are not covered by a Continuously Effective registration statement, the Holders of at least 25% of the Registrable Securities may make a written request to the Company (the "Demanding Holders"), that the Company cause there to be filed with the Commission a registration statement meeting the requirements of the Securities Act (a "Demand Registration"), and each Demanding Holder shall be entitled to have included therein (subject to Section 4.6) all or such number of such
                                  -----------
Demanding Holder's Registrable Securities, as the Demanding Holder shall request in writing; provided, however, that no request may be made pursuant to this
            --------  -------
Section 4.1 if within six (6) months prior to the date of such request a
-----------
registration statement pursuant to this Section 4.1 shall have been declared
                                        -----------
effective by the Commission. Any request made pursuant to this Section 4.1 shall
                                                               -----------
be addressed to the attention of the Secretary of the Company, and shall specify the number of Registrable Securities to be registered, the intended methods of disposition thereof and that the request is for a Demand Registration pursuant to this Section 4.1(i). The Holders shall be entitled to no more than four
        --------------
Demand Registrations.

                   (ii) The Company shall be entitled to postpone for up to ninety (90) days the filing of any registration statement otherwise required to be prepared and filed pursuant to this Section 4.1, if the Board determines, in
                                       -----------
its good faith reasonable judgment (with the concurrence of the managing underwriter, if any), that such registration and the Transfer of Registrable Securities contemplated thereby would materially interfere with, or require premature disclosure of, any financing, acquisition or reorganization involving the Company or any of its wholly owned subsidiaries and the Company promptly gives the Demanding Holders notice of such determination; provided, however,
                                                          --------  -------
that the Company shall not have postponed pursuant to this Section 4.1(ii) the
                                                           ---------------
filing of any other registration statement otherwise required to be prepared and filed pursuant to this Section 4.1 during the twelve (12) month period ended on
                       -----------
the date of the relevant request pursuant to Section 4.1(i).
                                             --------------

                   (iii) Whenever the Company shall have received a demand pursuant to Section 4.1(i) to effect the registration of any Registrable
            --------------
Securities, the Company shall promptly give written notice of such proposed registration to all Holders. Any such Holder may, within twenty (20) days after receipt of such notice, request in writing that all of such Holder's Registrable Securities, or any portion thereof designated by such Holder, be included in the registration.

                   (iv)   Subject to Section 4.6, in connection with an
                                     -----------
underwritten offering, the Company and, with the approval of the Company, other holders of Common Stock (other than Holders) shall be given the opportunity to include shares of Common Stock in such offering ("Other Included Shares").

                   4.2. Following receipt of a request for a Demand Registration, the Company shall:

                   (i) File the registration statement with the Commission as promptly as practicable, and shall use all reasonable efforts to have the registration declared effective under the Securities Act as soon as reasonably practicable, in each instance giving due regard to the need to prepare current financial statements, conduct due diligence and complete other actions that are reasonably necessary to effect a registered public offering.

                   (ii) Use all reasonable efforts to keep the registration statement Continuously Effective for up to two hundred seventy (270) days or until such earlier date as of which all the Registrable Securities under the registration statement shall have been disposed of in the manner described in the Registration Statement, or such earlier time as the Company would not have any obligation to include the Registrable Securities that have not been disposed of in the manner described in the Registration Statement in a registration pursuant to Section 4 or Section 3 pursuant to the definition of "Registrable
            ---------    ---------
Securities." Notwithstanding the foregoing, if for any reason the effectiveness of a registration pursuant to this Section 4 is suspended or, in the case of a
                                   ---------
Demand Registration, postponed as permitted by Section 4.1(ii), the foregoing
                                               --------------
period shall be extended by the aggregate number of days of such suspension or postponement.

                   4.3. The Company shall be obligated to effect no more than a total of four Demand Registrations. For purposes of the preceding sentence, registration shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, (ii) if after such registration statement has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Selling Holders and such interference is not thereafter eliminated, or
(iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of the Selling Holders. If the Company shall have complied with its obligations under this Agreement, a right to a Demand

Registration pursuant to this Section 4 shall be deemed to have been satisfied
                              ---------
upon the earlier of the date as of which all of the Registrable Securities included therein shall have been disposed of pursuant to the Registration Statement or the date as of which such Demand Registration shall have been Continuously Effective for a period of two hundred seventy (270) days. Any Demand Registration Statement which, after filing with the Commission is withdrawn by the Holders, shall be deemed to have been effective in determining the number of Demand Registrations the Company is obligated to effect hereunder.

                   4.4.   A registration pursuant to this Section 4 shall be on
                                                          ---------
such appropriate registration form of the Commission as shall (i) be selected by the Company and be reasonably acceptable to the Demanding Holders and (ii) permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in the request pursuant to
Section 4.1(i).
--------------

                   4.5.   If any registration pursuant to Section 4 involves an
                                                          ---------
underwritten offering (whether on a "firm," "best efforts" or "all reasonable efforts" basis or otherwise), or an agented offering, the Demanding Holders shall have the right to select the underwriter or underwriters and manager or managers to administer such underwritten offering or the placement agent or agents for such agented offering; provided, however, that each Person so
                                  --------  -------
selected shall be reasonably acceptable to the Company.

                   4.6. Whenever the Company shall effect a registration pursuant to this Section 4 in connection with an underwritten offering by one or
                 ---------
more Selling Holders of Registrable Securities: if the Underwriters' Representative or Agent advises each such Selling Holder in writing that, in its opinion, the amount of securities requested to be included in such offering (whether by Selling Holders or by other Persons) exceeds the amount which can be sold in such offering within a price range acceptable to the Demanding Holders, securities shall be included in such offering and the related registration, to the extent of the amount which can be sold within such price range, and shall be allocated: first on a pro rata basis based on the number of shares, with
           -----
registration rights, of Common Stock they own or have a right to purchase upon exercise of Common Stock warrants or options or conversions of Series A Preferred Stock among all Selling Holders and the holders of registration rights pursuant to those certain registration rights agreements entered into by the Company with IBM Credit Corporation, the holders of its Series A Preferred Stock and the Common Stock warrants issued in conjunction therewith, the Placement Agents employed by the Company in connection with the sale of such Series A Preferred Stock and Common Stock Warrants and Carlton Joseph Mertens II and holders of Common Stock issued in connection with an acquisition completed prior to the date hereof and who have requested inclusion in such registration and second by the Company and third by other holders with respect to the Other
------                    -----
Included Shares, provided, however, that, so that such allocation shall not operate to reduce the aggregate number of Registerable Securities and other securities to be included in such registration, if the Selling Holder or other selling securityholder does not request inclusion of the maximum number of Registrable Securities and other securities allocated to him pursuant to the above-described procedure, the remaining portion of his allocation shall be reallocated among those other selling securityholders whose allocations did not satisfy their requests pro rata, and this procedure shall be repeated until all of the other securities which may be included in the registration on behalf of the Holder and other selling securityholders have been so allocated.

             Section 5. Registration Procedures. Whenever required under Section
                        -----------------------                          -------
3 or Section 4 to effect the registration of any Registrable Securities, the
-    ---------
Company shall, as expeditiously as practicable:

                   5.1. Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective; provided,
                                                                  --------
however, that before the initial filing of such registration statement, the
-------
Company shall furnish to one firm of counsel for the Selling Holders (selected by the Demanding Holders, if any) a copy of such registration statement in the form substantially as proposed to be filed with the Commission at least four (4) business days prior to filing for review and comment by such counsel.

                   5.2. Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act and rules thereunder with respect to the disposition of all securities covered by such registration statement. If the registration is for an underwritten offering, the Company shall amend the registration statement or supplement the prospectus whenever required by the terms of the underwriting agreement entered into pursuant to Section 6.2. The
                                                             -----------
Company shall amend the registration statement or supplement the prospectus so that it will remain current and in compliance with the requirements of the Securities Act for the period after its effective date during which the Demand Registration is to be kept Continuously Effective by the Company pursuant to
Section 4.2(ii), and if during such period any event or development occurs as a
-----------
result of which the registration statement or prospectus contains a misstatement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Company shall promptly notify each Selling Holder, amend the registration statement or supplement the prospectus so that each will thereafter comply with the Securities Act and furnish to each Selling Holder of Registrable Securities such amended or supplemented prospectus, which each such Holder shall thereafter use in the Transfer of Registrable Securities covered by such registration statement. Pending such amendment or supplement each such Holder shall cease making offers or Transfers of Registrable Securities pursuant to the prior prospectus. In the event that any Registrable Securities included in a registration statement subject to, or required by, this Agreement remain unsold at the end of the period during which the Company is obligated to use all reasonable efforts to maintain the effectiveness of such registration statement, the Company may file a post-effective amendment to the registration statement for the purpose of removing such Securities from registered status .

                   5.3. Furnish to each Selling Holder of Registrable Securities, without charge, such number of copies of the registration statement, any pre-effective or post-effective amendment thereto, the prospectus, including each preliminary prospectus and any amendments or supplements thereto, in each case in conformity with the requirements of the Securities Act and the rules thereunder, and such other related documents as any such Selling Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Selling Holder.

                   5.4. Use all reasonable efforts (i) to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such states or jurisdictions as shall be reasonably requested by the Underwriters' Representative or Agent (as applicable, or if inapplicable, the Demanding Holders) and (ii) to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of the offer and transfer of any of the Registrable Securities in any jurisdiction, at the earliest possible moment; provided,
                                                                 --------
however, that the Company shall not be required in connection therewith or as a
-------
condition thereto to qualify to do business or to file a general consent to service of process in any such state or jurisdiction.

                   5.5. In the event of any underwritten or agented offering, enter into and perform the Company's obligations under an underwriting or agency agreement (including indemnification and contribution obligations of underwriters or agents), in usual and customary form, with the managing underwriter or underwriters of or agents for such offering. The Company shall also cooperate with the Demanding Holders and the Underwriters' Representative or Agent for such offering in the marketing of the Registrable Securities, including making available the Company's officers, accountants, counsel, premises, books and records for such purpose, but the Company shall not be required to incur any material out-of-pocket expense pursuant to this sentence.

                   5.6. Promptly notify each Selling Holder of any stop order issued or threatened to be issued by the Commission in connection therewith (and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered).

                   5.7. Make generally available to the Company's security holders copies of all periodic reports, proxy statements, and other information referred to in Section 12.1 and an earnings statement satisfying the provisions
               ------------
of Section 11(a) of the Securities Act no later than 90 days following the end of the 12-month period beginning with the first month of the Company's first fiscal quarter commencing after the effective date of each registration statement filed pursuant to this Agreement.

                   5.8. Make available for inspection by any Selling Holder, any underwriter participating in such offering and the representatives of such Selling Holder and Underwriter (but not more than one firm of counsel to such Selling Holders), all financial and other information as shall be reasonably requested by them, and provide the Selling Holder, any underwriter participating in such offering and the representatives of such Selling Holder and Underwriter the opportunity to discuss the business affairs of the Company with its principal executives and independent public accountants who have certified the audited financial statements included in such registration statement, in each case all as necessary to enable them to exercise their due diligence responsibility under the Securities Act; provided, however, that information
                                         --------  -------
that the Company determines, in good faith, to be confidential and which the Company advises such Person in writing, is confidential shall not be disclosed unless such Person signs a confidentiality agreement reasonably satisfactory to the Company or the related Selling Holder of Registrable Securities agrees to be responsible for such Person's breach of confidentiality on terms reasonably satisfactory to the Company .

                   5.9. Use the Company's commercially reasonable efforts to obtain a so-called "comfort letter" from its independent public accountants, and legal opinions of counsel to the Company addressed to the Selling Holders, in customary form and covering such matters of the type customarily covered by such letters, and in a form that shall be reasonably satisfactory to Demanding Holders. The Company shall furnish to each Selling Holder a signed counterpart of any such comfort letter or legal opinion. Delivery of any such opinion or comfort letter shall be subject to the recipient furnishing such written representations or acknowledgments as are customarily provided by selling shareholders who receive such comfort letters or opinions.

                   5.10. Provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement.

                   5.11. Use all reasonable efforts to cause the Registrable Securities covered by such registration statement (i) if the Common Stock is then listed on a securities exchange or included for quotation in a recognized trading market, to continue to be so listed or included for a reasonable period of time after the offering, and (ii) to be registered with or approved by such other United States or state governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders of Registrable Securities to consummate the disposition of such Registrable Securities.

                   5.12. Use the Company's reasonable efforts to provide a CUSIP number for the Registrable Securities prior to the effective date of the first registration statement including Registrable Securities.

                   5.13. Take such other actions as are reasonably required in order to expedite or facilitate the disposition of Registrable Securities included in each such registration.

             Section 6.   Holders' Obligations. It shall be a condition
                          --------------------
precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any Selling Holder of Registrable Securities that such Selling Holder shall:

                   6.1. Furnish to the Company such information regarding such Selling Holder, the number of the Registrable Securities owned by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Selling Holder's Registrable Securities, and to cooperate with the Company in preparing such registration.

                   6.2. If applicable, agree to sell their Registrable Securities to the underwriters at the same price and on substantially the same terms and conditions as the Company or the other Persons on whose behalf the registration statement was being filed have agreed to sell their securities, and to execute the underwriting agreement agreed to by the Demanding Holders (in the case of a registration under Section 4), or the Company and the Selling Holders
                             ---------
(in the case of a registration under Section 3).
                                     ---------
             Section 7. Expenses of Registration. Expenses in connection with
                        ------------------------
registrations pursuant to this Agreement shall be allocated and paid as follows:

                     7.1. With respect to each Demand Registration, the Company shall bear and pay all expenses incurred in connection with any registration, filing, or qualification of Registrable Securities with respect to such Demand Registration for each Selling Holder (which right may be assigned to any Person to whom Registrable Securities are Transferred as permitted by
Section 9), including all registration, filing and The Nasdaq Stock Market's
---------
National Market fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the reasonable fees and disbursements of counsel for the Company, and of the Company's independent public accountants, including the expenses of "cold comfort" letters required by or incident to such performance and compliance, and the reasonable fees and disbursements of one firm of counsel for the Selling Holders of Registrable Securities (selected by Demanding Holders owning a majority of the Registrable Securities owned by Demanding Holders to be included in a Demand Registration) (the "Registration Expenses"), but excluding underwriting discounts and commissions relating to Registrable Securities (which shall be paid on a pro rata basis by the Selling Holders) .

                   7.2. The Company shall bear and pay all Registration Expenses incurred in connection with any Piggyback Registrations or Piggyback Shelf Registration pursuant to Section 3 for each Selling Holder (which right
                               ---------
may be Transferred to any Person to whom Registrable Securities are Transferred as permitted by Section 9), but excluding underwriting discounts and commissions
                ---------
relating to Registrable Securities (which shall be paid on a pro rata basis by the Selling Holders of Registrable Securities).

                   7.3. Any failure of the Company to pay any Registration Expenses as required by this Section 7 shall not relieve the Company of its
                             ---------
obligations under this Agreement.

          Section 8.  Indemnification; Contribution.  If any Registrable
                      -----------------------------
Securities are included in a registration statement under this Agreement, including a Shelf Registration:

                 8.1. To the extent permitted by applicable law, the Company shall indemnify and hold harmless each Selling Holder, each Person, if any, who controls such Selling Holder within the meaning of the Securities Act, and each officer, director, partner, employee, agent and consultant of such Selling Holder and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint or several), including attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

                (i) Any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto;

                (ii) The omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                (iii) Any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law;

provided, however, that the indemnification required by this Section 8.1 shall
--------  -------                                            -----------
not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or expense to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished to the Company by the indemnified party expressly for use in connection with such registration; provided, further, that the indemnity
                                   --------  -------
agreement contained in this Section 8 shall not apply to any underwriter to the
                            ---------
extent that any such loss is based on or arises out of an untrue statement or alleged untrue statement of a material fact, or an omission or alleged omission to state a material fact, contained in or omitted from any preliminary prospectus if the final prospectus shall correct such untrue statement or alleged untrue statement, or such omission or alleged omission, and a copy of the final prospectus has not been sent or given to such person at or prior to the confirmation of sale to such person if such underwriter was under an obligation to deliver such final prospectus and failed to do so. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors, agents and employees and each person who controls such persons (within the meaning of Section 15 of the Securities

Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Selling Holders.

               8.2. To the extent permitted by applicable law, each Selling Holder shall indemnify and hold harmless the Company, each of its directors, each of its officers who shall have signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any other Selling Holder, any controlling Person of any such other Selling Holder and each officer, director, partner, and employee of such other Selling Holder and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint and several), including attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may otherwise become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Selling Holder expressly for use in connection with such registration; provided, however, that the indemnification required by this
              --------  -------
Section 8.2 shall not apply to amounts paid in settlement of any such loss,
-----------
claim, damage, liability or expense if settlement is effected without the consent of the relevant Selling Holder of Registrable Securities, which consent shall not be unreasonably withheld.

               8.3. Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, suit, proceeding,
---------
investigation or threat thereof made in writing for which such indemnified party may make a claim under this Section 8, such indemnified party shall deliver to
                            ---------
the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall
                             --------  -------
have the right to retain its own counsel, with the fees and disbursements and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time following the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section
                                                                        -------
8 but shall not relieve the indemnifying party of any liability that it may have
-
to any indemnified party otherwise than pursuant to this Section 8. Any fees and
                                                         ---------
expenses incurred by the indemnified party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within thirty
(30) days of written notice thereof to the indemnifying party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder). Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses or (ii) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party and that the assertion of such defenses would create a conflict of interest such that counsel employed by the indemnifying party could not faithfully represent the indemnified party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such action, claim or proceeding, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels). No indemnifying party shall be liable to an indemnified party for any settlement of any action, proceeding or claim without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.

               8.4. If the indemnification required by this Section 8 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this
Section 8:
---------

               (i) The indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any Violation has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in
Section 8.1 and Section 8.2, any legal or other fees or expenses reasonably
-----------     -----------
incurred by such party in connection with any investigation or proceeding.

               (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.4 were determined by pro
                                           -----------
rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 8.4(i). No Person
                                                    --------------
guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

               8.5.   If indemnification is available under this Section 8, the
                                                                 ---------
indemnifying parties shall indemnify each indemnified party to the full extent provided in this Section 8 without regard to the relative fault of such
                 ---------
indemnifying party or indemnified party or any other equitable consideration referred to in Section 8.4.
               -----------

               8.6. The obligations of the Company and the Selling Holders of Registrable Securities under this Section 8 shall survive the completion of any
                                  ---------
offering of Registrable Securities pursuant to a registration statement under this Agreement, and otherwise.

          Section 9.  Transfer of Registration Rights. Rights with respect to
                      -------------------------------
Registrable Securities may be Transferred as follows: (i) the rights of a Holder to require a Demand Registration pursuant to Section 4 may be Transferred to any
                                             ---------
Person in connection with the Transfer to such Person by such Holder of at least 1,000 shares or share equivalents of Registrable Securities, and (ii) the rights of a Holder to participate in a Piggyback or Piggyback Shelf Registration pursuant to Section 3 or a Put pursuant to Section 11 may be Transferred by such
            ---------                      ----------
Holder to any Person in connection with the Transfer of Registrable Securities to such Person, in all cases, if (x) any such Transferee that is not a party to this Agreement shall have executed and delivered to the Secretary of the Company a properly completed agreement substantially in the form of Exhibit A, and (y)
                                                            ---------
the Transferor shall have delivered to the Secretary of the Company, no later than 15 days following the date of the Transfer, written notification of such Transfer setting forth the name of the Transferor, name and address of the Transferee, and the number of Registrable Securities which shall have been so Transferred.

          Section 10. Holdback. Each Holder entitled pursuant to this Agreement
                      --------
to have Registrable Securities included in a registration statement prepared pursuant to this Agreement, if so requested by the Underwriters' Representative or Agent in connection with an offering of any Registrable Securities, shall not effect any public sale or distribution of shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten or agented registration), during the 5-day period prior to, and during such period as the Underwriter's Representative or Agent may request, not to exceed a period of 180 days, beginning on, the date such registration statement is declared effective under the Securities Act by the Commission, provided that such Holder is timely notified of such effective date
            --------
in writing by the Company or such Underwriters' Representative or Agent. In order to enforce the foregoing covenant, the Company shall be entitled to impose stop-transfer instructions with respect to the Registrable Securities of each Holder until the end of such period.

          Section 11.   Put Option. If the Company has not Registered all of the
                        ----------
Registrable Securities in accordance with Section 3 hereof within one hundred
                                          ---------
twenty (120) days from the date hereof, or if at any time thereafter all of the Holders' Registrable Securities are not then included in a Continuously Effective registration statement, then, for such time as the Registrable Securities are not so included, the Holders shall have an option ("Put Option") to cause the Company to repurchase all or any portion of the Warrants (the "Put Warrants") for a price (the "Put Price") equal to (i) the difference between the Warrant Exercise Price and the highest reported offer price for the Company's Common Stock on the principal exchange or market on which the Company's Common Stock then trades during such period of time (ii) multiplied by the number of Warrants put. The notice ("Put Notice") shall be delivered by the Holder or Holders who elect to exercise the Put Option, in writing, to the Company at its principal place of business, attention Corporate Secretary, in accordance with
Section 15.2. The Put Notice shall specify, in addition to the number of Put
------------
Warrants, the maximum offered price of the Company's Common Stock, the date on which such maximum offered price occurred, and the calculation of the Put Price for the Put Warrant to be purchased by the Company pursuant to the terms hereof. Within fifteen (15) days of the notice, the Company shall notify the electing Holders of a date and time (which shall be no more than twenty five (25) days after the Company's receipt of the Put Notice) on which the Put Warrants shall be delivered to the Company at its principal place of business against payment by bank check, cashiers' check or wire transfer of the Put Price. In lieu of a cash payment, the Company may pay the Put Price by means of a promissory note on terms and conditions no less favorable than the notes issued to certain Holders pursuant to the Note Purchase Agreement dated September 30, 1997, but having a maturity no greater than such notes.

          Section 12.   Covenants of the Company. The Company hereby agrees and
                        ------------------------
and covenant as follows:

                  12.1. The Company shall file as and when applicable, on a timely basis, all reports required to be filed by it under the Exchange Act. If the Company is not required to file reports pursuant to the Exchange Act, upon the request of any Holder of Registrable Securities, the Company shall make publicly available the information specified in Rule 144 of the Securities Act, and take such further action as may be reasonably required from time to time and as may be within the reasonable control of the Company, to enable the Holders to Transfer Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act or any similar rule or regulation hereafter adopted by the Commission.

                  12.2. The Company shall not, directly or indirectly, (x) enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation or (y) Transfer or agree to Transfer all or substantially all the Company's assets, unless prior to such merger, consolidation, reorganization or asset Transfer, the surviving corporation or the Transferee, respectively, shall have agreed in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to "Registrable Securities" shall be deemed to include the securities which the Holders of Registrable Securities would be entitled to receive in exchange for Registrable Securities pursuant to any such merger, consolidation or reorganization.

                  12.3. The Company shall not grant to any Person (other than a Holder of Registrable Securities) any registration rights with respect to securities of the Company, or enter into any agreement, that would be inconsistent with the terms of this Agreement.

          Section 13.   Amendment, Modification and Waivers; Further Assurances.
                        -------------------------------------------------------

                 (i) This Agreement may be amended with the consent of the Company, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent of Holders owning Registrable Securities possessing a Majority of the Registrable Securities then outstanding to such amendment, action or omission to act.

                 (ii) No waiver of any terms or conditions of this Agreement shall operate as a waiver of any other breach of such terms and conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision.

                 (iii) Each of the parties hereto shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.

          Section 14.   Assignment; Benefit. This Agreement and all of the
                        -------------------
provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, assigns, executors, administrators or successors; provided, however, that except as specifically provided herein with
            --------  -------
respect to certain matters, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by the Company without the prior written consent of Holders owning Registrable Securities possessing a majority in number of the Registrable Securities outstanding on the date as of which such delegation or assignment is to become effective. A Holder may Transfer its rights with respect to requiring Demand Registrations and Piggyback Registrations hereunder to a successor in interest to the Registrable Securities owned by such assignor only as permitted by Section 9.
                                                       ---------

          Section 15.    Miscellaneous.
                         -------------

                  15.1.  Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND
                         -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

                  15.2.  Notices. All notices and requests given pursuant to
                         -------
this Agreement shall be in writing and shall be made by hand-delivery, first-class mail (registered or certified, return receipt requested), confirmed facsimile or overnight air courier guaranteeing next business day delivery to the relevant address specified on Schedule I to this Agreement or in the
                                  ----------
relevant agreement in the form of Exhibit A whereby such party became bound by
                                  ---------
the provisions of this Agreement. Except as otherwise provided in this Agreement, the date of each such notice and request shall be deemed to be, and the date on which each such notice and request shall be deemed given shall be: at the time delivered, if personally delivered or mailed; when receipt is acknowledged, if sent by facsimile; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next business day delivery.

                  15.3.  Entire Agreement; Integration. This Agreement
                         -----------------------------
supersedes all prior agreements between or among any of the parties hereto with respect to the subject matter contained herein and therein, and such agreements embody the entire understanding among the parties relating to such subject matter.

                  15.4.  Injunctive Relief. Each of the parties hereto
                         -----------------
acknowledges that in the event of a breach by any of them of any material provision of this Agreement, the aggrieved party may be without an adequate remedy at law. Each of the parties therefore agrees that in the event of such a breach hereof the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach hereof. By seeking or obtaining any such relief, the aggrieved party shall not be precluded from seeking or obtaining any other relief to which it may be entitled.

                  15.5.  Section Headings. Section headings are for convenience
                         ----------------
of reference only and shall not affect the meaning of any provision of this Agreement.

                  15.6.  Counterparts. This Agreement may be executed in any
                         ------------
number of counterparts, each of which shall be an original, and all of which shall together constitute one and the same instrument. All signatures need not be on the same counterpart.

                  15.7.  Severability. If any provision of this Agreement shall
                         ------------
be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining provisions of this Agreement, unless the result thereof would be unreasonable, in which case the parties hereto shall negotiate in good faith as to appropriate amendments hereto.

                  15.8.  Filing. A copy of this Agreement and of all amendments
                         ------
thereto shall be filed at the principal executive office of the Company and with the transfer agent for the Common Stock of the Company.

                  15.9.  Termination. This Agreement may be terminated at any
                         -----------
time by a written instrument signed by the parties hereto. Unless sooner terminated in accordance with the preceding sentence, this Agreement (other than
Section 8 hereof) shall terminate in its entirety at the earlier of (i) such
---------
date as there shall be no Registrable Securities outstanding or (ii) the eighth anniversary of the date hereof, provided that any shares of Common Stock
                                --------
previously subject to this Agreement shall not be Registrable Securities following the sale of any such shares in an offering registered pursuant to this Agreement.

                  15.10. Attorneys' Fees. In any action or proceeding brought to
                         ---------------
enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees (including any fees incurred in any appeal) in addition to its costs and expenses and any other available remedy.

                  15.11. No Third Party Beneficiaries. Nothing herein expressed
                         ----------------------------
or implied is intended to confer upon any person, other than the parties hereto or their respective permitted assigns, successors, heirs and legal representatives, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          IN WITNESS WHEREOF the undersigned have executed this Registration and Put Rights Agreement as of the date first written above.

HOLDERS:
-------

ROBERT FLEMING INC.,
a Delaware corporation



By:  /s/ Arthur Levy
     ------------------
     Name: Arthur Levy
     Title: Vice Chairman


CANPARTNERS INVESTMENTS IV, LLC,
a California limited liability company


By:  /s/ Scott A. Imbach
     -------------------
     Scott A. Imbach
     Attorney-In-Fact


THE COMPANY:
-----------

WESTERN MICRO TECHNOLOGY, INC.,
a Delaware corporation


By:  /s/ James W. Dorst
     -------------------------------
     James W. Dorst
     Chief Financial Officer

                             SIGNATURE PAGE 1 OF 1

                                                                       EXHIBIT A

                                                                 to Registration
                                                                Rights Agreement



                             AGREEMENT TO BE BOUND
                 BY THE REGISTRATION AND PUT RIGHTS AGREEMENT


          The undersigned, being the transferee of ______ shares of the common stock, $.01 par value per share [or describe other capital stock received in exchange for such common stock] (the "Registrable Securities"), of Western Micro Technology, Inc., a Delaware corporation (the "Company"), as a condition to the receipt of such Registrable Securities, acknowledges that matters pertaining to the registration of such Registrable Securities is governed by the Registration and Put Rights Agreement dated as of September 30, 1997 initially among the Company and the Holders referred to therein (the "Agreement"), and the undersigned hereby (1) acknowledges receipt of a copy of the Agreement, and (2) agrees to be bound as a Holder by the terms of the Agreement, as the same has been or may be amended from time to time.

          Agreed to this __ day of ______________, ____________.

                                        _________________________________

                                        _________________________________*

                                        _________________________________*


*Include address for notices.

                                  EXHIBIT A-1

                                  SCHEDULE I

                   TO REGISTRATION AND PUT RIGHTS AGREEMENT

HOLDER:

     Rober Fleming Inc.

     Address:  320 Park Avenue, 11th Floor
               New York, NY 10022
               Attention: Michael E. Rowe
               Telecopy: 212/508-3679

     Canpartners Investments IV, LLC

     Address:  c/o Canyon Partners Incorporated
               9665 Wilshire Boulevard, Suite 200
               Beverly Hills, California 90212
               Attention: Scott A. Imbach
               Telecopy: 310/247-2701

COMPANY:

     Western Micro Technology, Inc.

     Address:  254 E. Hacienda Ave.
               Campbell, CA 95008
               Attention: Chief Financial Officer
               Telecopy: 408/341-4768

                              SCHEDULE I - PAGE 1